For Immediate Release:

Green EnviroTech Holdings, Inc. and Schneider Electric Form Strategic Partnership

JAMESTOWN, CA—(Marketwired – November 1, 2016) - Green EnviroTech Holdings, Inc. (OTC PINK : GETH ) has entered into an agreement with Schneider Electric, a global specialist in energy management and automation. Under the terms of the agreement, Schneider Electric will serve as a strategic partner to Green EnviroTech, providing complete electrical and automation services and solutions, including design and installation services, Square D electrical gear and Modicon M580 programmable automation controller (ePAC) platform.

Schneider Electric develops connected technologies and solutions to manage energy and process in ways that are safe, reliable, efficient and sustainable.

“Schneider Electric captured my attention through their expertise, reputation and commitment to innovation coupled with sustainability,” said Gary De Laurentiis, GETH’s chairman and CEO. “Schneider Electric shares our vision and passion for using industrial approaches to create a more sustainable planet. They have demonstrated great enthusiasm in their understanding of our technology solutions. Schneider Electric’s innovative technologies, coupled with their global reach, means we will have the best energy-management partner for our growth ambitions.”

Chris Bowers, CEO of Smart Fuel Solutions, the operational arm of GETH, added, “Having Schneider Electric as a partner is a tremendous asset to us and our shareholders. They will not only provide state-of-the-art energy management and process automation solutions and services, but also remote monitoring in real time of the performance of all of our intended processing plants. This capability will enable us to tune all of our processing plants to achieve best-in-class performance. We expect to reduce maintenance costs, decrease unscheduled downtime and achieve operational profitability sooner. It will also benefit the communities where we locate our processing plants as we will clean up the local environment in the most efficient way. This is a good example of Schneider Electric’s willingness to innovate at every level to help its customers achieve important operational and sustainability benchmarks.”

Peter Martin, Ph.D., vice president, Innovation for Schneider Electric’s Process Automation business , said, “We are genuinely thrilled to be involved with GETH because this project fits very neatly with our commitment to sustainability. We will provide the technology and services that help to improve the safety, reliability and efficiency of GETH’s operations; factors that will deliver huge value to GETH and to the people who work in their processing plants. We are looking forward to building a long-lasting relationship with the GETH team as they launch their mission to use industrial operations to clean up the global environment.”

Forward-Looking Statements

GETH cautions that statements made in press releases constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments which may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

About GreenEnviroTech Holdings

Green EnviroTech Holdings, Inc. (GETH) is a pioneer in sustainable development. Our mission is to find and implement practical, economical solutions that will clean up the environment. Our technologies will convert waste into valuable products and help to protect the planet.

About Smart Fuel Solutions

Smart Fuel Solutions (SFS) is an operating company whose team has 50 years of combined experience in the waste recycling sector and is majority owned by GETH. SFS will be directly involved in the day-to-day operations of each plant.

About Schneider Electric

Schneider Electric is the global specialist in energy management and automation. With revenues of ~$30 billion in FY2015, our 160,000+ employees serve customers in over 100 countries, helping them to manage their energy and process in ways that are safe, reliable, efficient and sustainable. From the simplest of switches to complex operational systems, our technology, software and services improve the way our customers manage and automate their operations. Our connected technologies reshape industries, transform cities and enrich lives. At Schneider Electric, we call this Life Is On.

For more information on GETH:

www.greenenvirotech.com

CONTACT INFORMATION
Public Relations and Media Contact:
LCG
Headquarter Office
702.333.4886
www.lcginfo.com

For more information on Schneider Electric

http://www.schneider-electric.com/ww/en/

CONTACT INFORMATION
Public Relations and Media Contact:
Text100 for Schneider Electric

Robyn Douglass

Tel: (212) 871-4082

robyn.douglass@text100.com